Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 12 OF THE WARRANT AGREEMENT DATED AS OF FEBRUARY 12, 1998, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

Warrant No. 11

                 WARRANT TO PURCHASE ### SHARES OF COMMON STOCK


                              VOID AFTER 1:30 P.M.,
                    PHOENIX, ARIZONA TIME, ON APRIL 12, 2001

                       OR SUCH LATER DATE SET FORTH HEREIN

                            UGLY DUCKLING CORPORATION

         This certifies that, for value received, ___________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), at any time after February 12, 1998, and before 1:30 p.m., Phoenix, Arizona time, on April 12, 2001, at the purchase price per share of $10.81 (the "Warrant Price"), the number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant may be redeemed, at the option of the Company and as more specifically provided in the Warrant Agreement, at $.10 per share of Common Stock purchasable upon exercise hereof, at any time after the average Daily Market Price (as defined in Section 10 of the Warrant Agreement) per share of the Common Stock for a period of at least twenty (20) consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 10(b) thereof has equaled or exceeded $16.00, and prior to expiration of this Warrant. The Holder's right to exercise this Warrant terminates at 1:30 p.m. (Phoenix, Arizona time) on the date fixed for redemption in the notice of redemption delivered by the Company in accordance with the Warrant Agreement.

         The Warrants evidenced hereby may be exercised during the period referred to above, in whole or in part, by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (as defined in the Warrant

Agreement and subject to adjustment as provided therein) at the principal office of the Company. Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of February 12, 1998, between the Company and the Lenders party thereto, and are subject to the terms and provisions contained in such Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof and is hereby referred to for a description of the rights, limitations, duties and indemnities thereunder of the Company and the Holder of the Warrants, and to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

         Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants, as provided in the Warrant Agreement.

         The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 8 of the Warrant Agreement. The Warrant Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants.

         Neither the Warrants nor the shares of Common Stock underlying the Warrants may be sold, assigned, or otherwise transferred except in accordance with the provisions of the Warrant Agreement.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

        All terms used in the Warrant Certificate that are defined in the Warrant Agreement shall have the respective meanings ascribed to such terms in the Warrant Agreement.

Dated: June 5, 2000                        UGLY DUCKLING CORPORATION



                                          By:/S/ DONALD L. ADDINK
                                             Donald L. Addink
                                             Senior Vice President and Treasurer

ATTEST:

Jon Ehlinger
Secretary

                            UGLY DUCKLING CORPORATION
                                  PURCHASE FORM

                                Mailing Address:
                            UGLY DUCKLING CORPORATION
                            2525 East Camelback Road
                                    Suite 500
                             Phoenix, Arizona 85016

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)

and that such certificates be delivered to _____________________________________
whose address is _______________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                     Dated:_____________________________________

Name of Holder or Assignee:

________________________________________________________________________________
(Please Print)

Address:________________________________________________________________________
________________________________________________________________________________

Signature:


Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:



THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

________________________________________________________________________________

______________ Warrants, hereby irrevocably constituting and appointing
_______ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:_________________


                                   _____________________________________________
                                   Signature of Registered Holder

                                    Note:   The  signature  on  this  assignment
                                            must  correspond with the name as it
                                            appears  upon the face of the within
                                            Warrant    certificate    in   every
                                            particular,  without  alteration  or
                                            enlargement or any change whatever.

Signature Guaranteed:



THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                  AMENDMENT TO

                                WARRANT AGREEMENT

         This  Amendment   ("Amendment")  shall  amend  that  Warrant  Agreement
("Agreement"), dated February 12, 1998, between Ugly Duckling Corporation ("Company") and the Lenders, as defined in the Agreement ("Lenders").

         Under the Agreement, Lenders and the Company may, with certain limitations that do not apply to the Amendment, amend the Agreement upon the agreement of Company and a majority of the holders of the outstanding warrants under the Agreement. The Lenders below, who represent such a majority, and Company hereby agree to amend the Agreement as follows:

         Under the Agreement, the Company agreed to issue and issued to Lenders 500,000 warrants as set forth in the Agreement and in Exhibits to the Agreement. Company shall issue to Kayne Anderson Non-Traditional Investments, L.P., Arbco Associates, L.P., Kayne Anderson Off-Shore Limited, Glacier Water Services, Inc., Foremost Insurance Company and TOPA Insurance Company, and such parties shall accept from Company, in the aggregate an additional 75,000 warrants substantially in the form attached as Exhibit A to the Agreement, except that the purchase price of the warrants shall be $10.81 and not $10.00, and the expiration date of the warrants shall be April 12, 2001. These warrants shall be subject to, and are issued under and in accordance with, the Agreement.

         Except as otherwise set forth in this Amendment, the terms and conditions of the Agreement shall remain unchanged.

         This Amendment is effective June 5, 2000.

                                            Ugly Duckling Corporation

                                            By:  /S/DONALD L. ADDINK
                                            ---------------------------
                                            Its: Senior Vice President
                                            ---------------------------

                                  ARBCO ASSOCIATES, L.P.

                                  By: KAIM Non-Traditional, L.P.

                                  Its: General Partner

                                  By: Kayne Anderson Investment Management, Inc.
                                  Its: General Partner
                                  By:  /S/ ROBERT V. SINOTT
                                  --------------------------------------------
                                  Title: Vice President
                                  --------------------------------------------

                                  KAYNE ANDERSON NON-TRADITIONAL
                                  INVESTMENTS, L.P.

                                  By:    /S/ ROBERT V. SINOTT
                                  --------------------------------------------
                                  Name:  Robert V. Sinott
                                  --------------------------------------------
                                  Title: Vice President
                                  --------------------------------------------

                                  KAYNE ANDERSON OFF-SHORE LIMITED

                                  By:    /S/ DAVID SHLADOWSKY
                                  --------------------------------------------
                                  Name:  David Shladowsky
                                  --------------------------------------------
                                  Title: General Secretart
                                  --------------------------------------------

                                  GLACIER WATER SERVICES, INC.

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

                                  FOREMOST INSURANCE COMPANY

                                  By:_________________________________________
                                  Name:_______________________________________
                                  Title:

                                  TOPA INSURANCE COMPANY


                                  By:  /S/ DANIEL SHERRIN
                                  --------------------------------------------
                                  Name: Daniel Sherrin
                                  --------------------------------------------
                                  Its:Vice President & Chief Financial Officer
                                  --------------------------------------------